UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  August 18, 2005

(Date of earliest event reported)

Specialty Laboratories, Inc.

(Exact name of registrant as specified in its charter)

California	001-16217	95-2961036
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

27027 Tourney Road, Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

(661) 799-6543

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 18, 2005, David C. Weavil was appointed a member of the Board of Directors of Specialty Laboratories, Inc. (the “Company”).  Mr. Weavil, age 54, has served as the Company’s Chief Executive Officer since July 21, 2005.  Mr. Weavil has approximately thirty (30) years of experience in the laboratory industry.  From 1982 to 1995, Mr. Weavil served in a variety of capacities at Roche Biomedical Laboratories (“RBL”), including as chief financial officer, and later as senior vice president and chief operating officer, overseeing the merger of RBL and National Health Laboratories to form Laboratory Corporation of America Holdings (“LabCorp”) in 1995.  From 1995 to 1997, Mr. Weavil served as executive vice president and chief operating officer of LabCorp.  In 1997 he left LabCorp to serve as Chairman and Chief Executive Officer of Unilab Corporation, successfully leading the turnaround and going-private transaction of that organization.  Since 1999, Mr. Weavil has served as a consultant to the healthcare industry, advising companies on strategy and growth opportunities.  Mr. Weavil earned his Bachelor of Science in Business Administration from the University of North Carolina in Chapel Hill, and he is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 18, 2005

SPECIALTY LABORATORIES, INC.

By:	/s/ Nicholas R. Simmons
Nicholas R. Simmons
Senior Vice-President & General Counsel